UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

NETBANK, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, NetBank, Inc. (the “Company”) was informed of the death of director Robin C. Kelton, who passed away on April 2, 2007.  Mr. Kelton served as a director of the Company since 1997 and was a member of the compensation committee of the Company’s board of directors.

The Company’s press release dated April 6, 2007 announcing the death of Mr. Kelton is filed herewith as Exhibit 99.1 and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated April 6, 2007, announcing death of Board member

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: April 6, 2007	By:	/s/ Charles E. Mapson
Charles E. Mapson
Chief Legal Counsel

FOR IMMEDIATE RELEASE

Contact:
Matthew Shepherd
678-942-2683
mshepherd@netbank.com

NetBank, Inc. Honors Director Robin Kelton

Long-time director passes away at 72; Kelton’s contributions to company and the finance industry were many

ATLANTA, (April 6, 2007) — NetBank, Inc. (NASDAQ: NTBK) today announced the passing of board member Robin C. Kelton on Monday April 2, 2007, in London, UK. Kelton, who was 72, had served on the NetBank, Inc. Board of Directors since 1997. He was chairman of the investment banking firm of Kelton International Ltd. which he formed in 1995.

“Robin was a tremendous resource for NetBank because of his depth of knowledge of the financial services industry and experience in the US and abroad.  It was an added benefit that he was such a pleasure to work with,” said NetBank, Inc. chairman Thomas “Thos” Muller, Jr., who served with Kelton on the company’s board for 10 years. “His wisdom and wit were always welcomed in our planning and decision-making. We will miss his enthusiasm for our business and the friendship he freely shared.”

Kelton founded the international investment banking firm Fox-Pitt, Kelton in 1970 where he was chairman and CEO. He served on the boards of several other companies including Directo, Findlay Park, Eagle & Dominion and Thomas Murray.  He was also executive chairman of FCC, the company developing the island of St Lucia’s offshore centre.

There are no current plans to replace Mr. Kelton on the board, but as provided in the company’s bylaws, the remaining members of the board may appoint a replacement to serve until the end of his original term which expires at the company’s annual meeting in 2009.

About NetBank, Inc.

NetBank, Inc. (NASDAQ: NTBK) is a financial holding company that operates a family of businesses focused primarily on consumer and small business banking as well as conforming mortgage lending.

The company’s businesses have a shared value proposition of providing consumers in select markets an attractive combination of price, service and experience through skilled associates and advanced technology systems. Retail brands include NetBank and Market Street Mortgage. For more information, please visit www.netbankinc.com.